UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 8, 2016

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 8, 2016, the Corporate Governance and Nominating Committee recommended, and the Board of Directors (the “Board”) of The Cheesecake Factory Incorporated (the “Company”) subsequently approved, the appointment of Edie A. Ames effective, December 14, 2016 to fill the vacancy following an increase to the number of seats as described in Item 8.01 below. Ms. Ames will stand for election at the 2017 Annual Meeting of Stockholders.

ITEM 8.01        OTHER EVENTS

On December 9, 2016, the Board increased the number of directors from six to seven, effective December 14, 2016 in accordance with the Company’s By-Laws.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d)            Exhibits

99.1     Press release dated December 13, 2016 entitled “The Cheesecake Factory Appoints Edie A. Ames to Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2016	THE CHEESECAKE FACTORY
INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated December 13, 2016 entitled “The Cheesecake Factory Appoints Edie A. Ames to Board of Directors”